Exhibit 99.1

SUNSTONE HOTEL INVESTORS PROVIDES OPERATIONS UPDATE

Irvine, Calif. (September 14, 2022) – Sunstone Hotel Investors, Inc. (the "Company" or "Sunstone") (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the lodging industry, today provided an update on recent operating trends. The Company’s operations for July and August 2022 reflect continued strong rate growth and recovering occupancy levels. While leisure travel continues to be robust, the Company is seeing the greatest demand growth at its urban and group-oriented hotels which are experiencing higher lead volumes, an increase in near-term booking activity, better than expected attendance at group events and increased business transient demand.

Operations Update

●	Occupancy for the comparable 13 hotels which include all hotels currently owned by the Company except Montage Healdsburg and Four Seasons Resort Napa Valley (the “Comparable Portfolio”) was down 1,450 basis points in Q3 2022 QTD as compared to the same period in 2019. Excluding the Renaissance Washington DC, which is undergoing significant renovation work in advance of its conversion to the Westin Washington DC in 2023, Comparable Portfolio occupancy was down only 1,270 basis points as compared to the same period in 2019.
●	Average Daily Rate for the Comparable Portfolio in Q3 2022 QTD was 16.9% higher than the same period in 2019 with nearly every hotel in the portfolio achieving higher rates than 2019. Excluding the Renaissance Washington DC, Comparable Portfolio ADR was 16.5% higher as compared to the same period in 2019.
●	RevPAR for the Comparable Portfolio was down 2.7% in Q3 2022 QTD as compared to the same period in 2019. Excluding the Renaissance Washington DC, Comparable Portfolio RevPAR was down only 0.4% as compared to the same period in 2019.
●	Group booking activity has increased in recent weeks with Comparable Portfolio group revenue pace for the second half of 2022 now down only 13% as compared to the same time in 2019. This represents an increase of nearly 200 basis points from June 2022.
●	As of September 2022, the Comparable Portfolio has 86% of total transient room nights on-the-books for September to December 2022 as compared to the same period in 2019, with average rates approximately 27% higher than the same period in 2019.

Operating statistics for the Comparable Portfolio presented here and elsewhere in this release include both prior ownership results and the Company’s results for The Confidante Miami Beach, acquired by the Company in June 2022. The Company obtained prior ownership information from the hotel’s previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. As of August 31, 2022, Comparable Portfolio operating statistics were as follows:

	Occupancy (1)			ADR (1)		RevPAR (1)
	2022	Change vs. 2019		2022	Change vs. 2019	2022	Change vs. 2019
July	74.6%	(1,300)	bps	$292.96	15.3%	$218.55	(1.8)%
August	69.9%	(1,600)	bps	$277.27	18.4%	$193.81	(3.6)%
Q3 2022 QTD	72.2%	(1,450)	bps	$285.37	16.9%	$206.04	(2.7)%
Q3 2022 QTD Excl. Conversion (2)	74.9%	(1,270)	bps	$292.91	16.5%	$219.39	(0.4)%
2022 YTD	66.5%	(1,850)	bps	$289.75	14.2%	$192.68	(10.7)%
2022 YTD Excl. Conversion (2)	68.2%	(1,740)	bps	$294.28	14.7%	$200.70	(8.6)%

Operating statistics for all 15 hotels owned by the Company as of the date of this release were as follows ($ in millions, except RevPAR and ADR):

	July 2022	August 2022 (1)	Q3 2022 QTD (1)	2022 YTD (1)
Occupancy	73.8%	69.2%	71.5%	66.1%
ADR	$315.59	$297.07	$306.62	$311.91
RevPAR	$232.91	$205.57	$219.23	$206.17
Total Revenues	$86	$75	$161	$604
Hotel Adjusted EBITDAre	$27	$20	$47	$177

(1)	Results for August 2022 are preliminary and may be adjusted during the month end closing process. Preliminary Q3 2022 QTD and 2022 YTD reflect preliminary results through August 31, 2022.
(2)	Excludes the Renaissance Washington DC which is undergoing significant renovation work in advance of its conversion to the Westin Washington DC in 2023.

About Sunstone Hotel Investors

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”). Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

For Additional Information

Aaron Reyes

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3018

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession or increased inflation, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground lease for one of the Company’s hotels; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measure that we believe is useful to investors as a key supplemental measure of our operating performance: hotel adjusted earnings before interest expense, taxes, depreciation and amortization for real estate, or Hotel Adjusted EBITDAre. This measure should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of this measure may not be comparable to other companies that do not define the term exactly the same as the Company. This non-GAAP measure is used in addition to and in conjunction with results presented in accordance with GAAP. It should not be considered as an alternative to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. This non-GAAP financial measure reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measure, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to Hotel EBITDAre to exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. To derive Hotel Adjusted EBITDAre, we also exclude Hurricane-related uninsured losses that we believe are outside the ordinary course of business and do not reflect the actual performance of our hotels.

Hotel Adjusted EBITDAre Reconciliation

(Unaudited and in millions)

	July 2022	August 2022 (1)	Q3 2022 QTD (1)	2022 YTD (1)
Net income	$16	$9	$25	$87
Depreciation and other adjustments	11	11	22	90
Hotel Adjusted EBITDAre	$27	$20	$47	$177

(1)	Results for August 2022 are preliminary and may be adjusted during the month end closing process. Preliminary Q3 2022 QTD and 2022 YTD reflect preliminary results through August 31, 2022.